UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014 (September 23, 2014)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 23, 2014, Genesis Energy, L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and BMO Capital Markets Corp., as representatives of the underwriters named in the Underwriting Agreement, in connection with our public offering of common units representing limited partner interests in us (the “Common Units”).

The Underwriting Agreement provides for, among other things, the issuance and sale by us of an aggregate of 4,000,000 Common Units at a public offering price of $50.71 per Common Unit. In addition, we granted the underwriters a 30-day option to purchase up to an additional 600,000 Common Units from us, which option was exercised in full.

The Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to our effective Registration Statement on Form S-3 (Registration No. 333-180876), as supplemented by the Prospectus Supplement dated September 23, 2014, relating to the Common Units, filed with the SEC pursuant to Rule 424(b) of the Securities Act. The closing of the sale of the Common Units is expected to occur on September 26, 2014.

The Underwriting Agreement provides that the obligations of the underwriters to purchase the Common Units are subject to receipt of legal opinions by counsel and to other customary conditions. The underwriters are obligated to purchase all the Common Units if they purchase any of the Common Units. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated into this Item 1.01 by reference. The description of the Underwriting Agreement contained herein is qualified in its entirety by the full text of such exhibit.

From time to time, certain of the underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under our revolving credit facility and could receive a portion of the proceeds from the Common Units offering by us pursuant to the repayment of outstanding borrowings under our revolving credit facility with such proceeds.

Item 8.01.	Other Events.

On September 22, 2014, we issued a press release announcing the commencement of a public offering of 4,000,000 Common Units. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

On September 23, 2014, we issued a press release announcing the pricing of a public offering of 4,000,000 Common Units. A copy of this press release is attached as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

1.1	Underwriting Agreement dated September 23, 2014 among Genesis Energy, L.P. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and BMO Capital Markets Corp. as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated September 22, 2014

99.2	Press release of Genesis Energy, L.P. dated September 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P.
(a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its
sole general partner

Date: September 25, 2014	By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated September 23, 2014 among Genesis Energy, L.P. and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and BMO Capital Markets Corp. as representatives of the several underwriters named therein

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the legality of the Common Units

8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding certain federal income tax matters

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1)

99.1	Press release of Genesis Energy, L.P. dated September 22, 2014

99.2	Press release of Genesis Energy, L.P. dated September 23, 2014